UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Dover Saddlery, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 5, 2010
and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

Dover Saddlery, Inc.
P.O. Box 1100, 525 Great Road
Littleton, MA 01460

Notice of Annual Meeting of Stockholders
To Be Held May 5, 2010

DEAR STOCKHOLDERS:

The annual meeting of stockholders of Dover Saddlery, Inc., a Delaware corporation (“Dover” or the “Company”), will be held on Wednesday, May 5, 2010, beginning at 12:30 p.m. local time, at the Downtown Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110 for the following purposes:

1. To elect three Class II Directors to hold office for three-year terms, or until their successors are duly elected and qualified;

2. To approve an amendment of the Company’s 2005 Equity Incentive Plan (“Plan”) that would increase the number of shares of Company common stock authorized for issuance under the Plan and extend the term of the Plan;

3. To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only holders of record of shares of Dover common stock at the close of business on March 8, 2010, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and adjournments or postponements thereof. Stockholders are cordially invited to attend the annual meeting in person.

By Order of the Board of Directors

Jonathan A.R. Grylls
Secretary

This Proxy Statement and the accompanying form of proxy card are being mailed beginning on or about April 15, 2010 to all stockholders entitled to vote. The Dover Saddlery 2009 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

IMPORTANT NOTICE: Internet Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 5, 2010: The Company’s Proxy Statement and Annual Report to Stockholders are available at http://investor.shareholder.com/DOVR/investor_materials.cfm

Please complete, date, sign and mail promptly the enclosed proxy in the return envelope, whether or not you plan to attend the annual meeting.

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or
not you plan to attend the Annual Meeting.

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL No. 1 ELECTION OF DIRECTORS
PROPOSAL No. 2 AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN (“PLAN”) TO INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND EXTEND THE TERM OF THE PLAN
PROPOSAL No. 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL No. 4 OTHER MATTERS
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS
INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
INFORMATION ABOUT COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Outstanding Equity Awards Table
OTHER COMPENSATION ARRANGEMENTS
DIRECTOR COMPENSATION
Director Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Management
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
AVAILABLE INFORMATION

Dover Saddlery, Inc.
P.O. Box 1100
525 Great Road
Littleton, MA 01460
978-952-8062

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2010

This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 15, 2010 in connection with the solicitation by the Board of Directors (the “Board”) of Dover Saddlery, Inc. (“Dover” or the “Company”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday May 5, 2010, and at any and all adjournments thereof (the “Annual Meeting”). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders’ directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company’s Secretary in writing or by orally notifying the Company in person.

The Board has fixed the close of business on March 8, 2010, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were issued and outstanding 5,263,975 shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”), entitled to cast 5,263,975 votes.

The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

The Class II Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes as to these elections do not count as votes for or against such elections.

Votes will be tabulated by the Company’s transfer agent, StockTrans.

Voting of Proxies

All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted as follows:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR approval of the Board-adopted proposal to increase the number of shares of Company Common Stock authorized for issuance under Dover’s 2005 Equity Incentive Plan (the “Plan”) and extend the term of the Plan (Proposal No. 2);

•	FOR the ratification of the selection of Caturano and Company, P.C. as the Company’s independent registered public accounting firm for fiscal year 2010 (Proposal No. 3); and

•	as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See “OTHER MATTERS.”

Quorum; Abstentions; Broker Non-Votes

In Proposal No. 1 for the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In Proposal No. 2 for amendment of the 2005 Equity Incentive Plan (the “2005 Plan”), the 2005 Plan will be amended by the affirmative vote of a majority of the shares “represented and entitled to vote” at the meeting. Proposal No. 3 (for the ratification of selection of the independent registered public accounting firm) is a routine matter, and the affirmative vote of a majority of the shares “represented and entitled to vote” (including broker discretionary voting) will be required to approve this Proposal. Regarding Proposal No. 4 (Other Matters), the affirmative vote of a majority of the shares “represented and entitled to vote” will be required to approve this Proposal

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares duly voted by the proxy holder are treated as shares “represented and entitled to vote” at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but except for routine matters, will not be counted for purposes of determining the number “represented and entitled to vote” with respect to a proposal.

PROPOSAL No. 1

ELECTION OF DIRECTORS

The Board is divided into three classes, labeled Class I, Class II and Class III each containing, insofar as possible, an equal number of directors. Directors of each class serve for staggered three-year terms, with the term of one of the three classes expiring each year at the Company’s annual meeting of stockholders or special meeting in lieu thereof.

The Board currently consists of seven Directors: two Class I Directors, three Class II Directors, and two Class III Directors.

The Company’s current Class II Directors are John W. Mitchell, David J. Powers, and Jonathan A. R. Grylls. Their terms as director will expire at the Company’s 2010 annual meeting of stockholders or special meeting in lieu thereof.

The Nominating and Corporate Governance Committee of the Board has selected for nomination, and the Board of Directors has approved the selection of nominees, Messrs. John Mitchell, David Powers, and Jonathan Grylls, for election as Class II Directors, to serve until the Company’s 2013 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

The nominees have agreed to serve as directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

The Directors whose terms expire at the annual meeting in 2011 and 2012, respectively, are: James F. Powers and Stephen L. Day, Class III Directors; and Gregory F. Mulligan and David R. Pearce, Class I Directors.

The experience, qualifications, attributes and skills of each Class II nominee and of the other Directors are set forth below in this Proxy Statement in “Directors and Executive Officers”, and in “Information about Nominating and Corporate Governance Committee”, under Nominations of Class II Directors for Election at 2010 Annual Meeting of Stockholders, and under Experience and Qualifications of Class I and III Directors.

Vote Required

The three nominees for Class II Director are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under the Company’s By-Laws.

Recommendation

The Board recommends that you vote FOR the election of Messrs. John Mitchell, David Powers, and Jonathan Grylls as Class II Directors.

PROPOSAL No. 2

AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN (“PLAN”) TO
INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK AUTHORIZED
FOR ISSUANCE UNDER THE PLAN AND EXTEND THE TERM OF THE PLAN

The Company’s 2005 Equity Incentive Plan (the “2005 Pan”) was adopted by the Board of Directors and shareholders effective on November 17, 2005, concurrent with its public offering. The 2005 Plan provides for the grant of incentive stock options to employees and non-qualified stock options, awards of common stock and opportunities to make direct purchases of common and other stock to our employees and directors. The 2005 Plan is administered by the Compensation Committee, on behalf of the Company’s Board of Directors.

The aggregate number of shares of our common stock that may be issued under the 2005 Equity Incentive Plan is 623,574. Apart from the award of 10,500 non-qualified stock options to new Director David Pearce in November 2009, the Compensation Committee did not award any other stock options in 2009, because there was not a sufficient number of shares available for grant under the 2005 Plan. As of December 31, 2009, there were only 9,945 shares available for future grants.

The Board of Directors believes that the 2005 Plan promotes the interests of the Company and its shareholders by encouraging employees of the Company and participating subsidiaries to become shareholders, and therefore promotes the Company’s growth and success. The Board also believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the 2005 Plan is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. The Board believes that it is desirable and in the best interests of the Company and its shareholders to continue to provide employees of the Company and its participating subsidiaries with benefits under the 2005 Plan and that additional shares must be reserved for use under the 2005 Plan. The Board believes that these objectives are best accomplished by authorizing 500,000 additional shares of Common Stock for issuance under the 2005 Plan, and by extending the term of the 2005 for five years to enable vested non-qualified stock options awarded in the future to be exercised from time to time over an average ten-year period.

Accordingly, on April 7, 2010, the Board adopted, subject to shareholder approval, an amendment to the 2005 Plan to reserve an additional 500,000 shares of Common Stock for issuance under the 2005 Plan, and to extend the term of the 2005 Plan for five years. A copy of the 2005 Plan, as proposed to be amended (the “Amended Plan”), is attached to this proxy statement as Exhibit A.

The Amended Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to employees and non-qualified stock options, awards of common stock, and opportunities to make direct purchases of common stock to our employees, directors, and consultants.

The aggregate number of shares of our common stock that may be issued under the Amended Plan is 1,123,574. The aggregate number of shares of common stock that may be granted in any calendar year to any one person pursuant to the 2005 Equity Incentive Plan may not exceed 50% of the aggregate number shares of our common stock that may be issued pursuant to the 2005 Equity Incentive Plan.

The Amended Plan will continue to be administered by the compensation committee of our Board of Directors. Subject to the provisions of the Amended Plan, the compensation committee has been granted the discretion to determine when awards are made, which directors, employees or consultants receive awards, whether an award will be in the form of an incentive stock option, a nonqualified stock option or restricted stock, the number of shares subject to each award and all other relevant terms of the award, including vesting and acceleration of vesting. The compensation committee also has been granted broad discretion to construe and interpret the Amended Plan and adopt rules and regulations thereunder. Generally, options granted to employees and consultants under the Amended Plan are expected to vest over a five-year period from the date of grant.

Our Board of Directors may amend, modify, or terminate our Amended Plan at any time, subject to applicable rules and law and the rights of holders of outstanding awards. Our Amended Plan will automatically terminate in August 2020 unless our Board of Directors terminates it prior to that time.

Vote Required

If a quorum is present at the Annual Meeting, the amendment to the 2005 Plan will be approved by the affirmative vote of a majority of the shares “represented and entitled to vote” will be required to approve this Proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote on this proposal.

Recommendation

The Board recommends that you vote FOR approval of the amendment to the 2005 Plan.

PROPOSAL No. 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the policies and procedures described below, under the heading, “Information Concerning the Audit Committee and Auditors”, the Audit Committee has selected Caturano and Company, P.C. (“Caturano”) as the Company’s independent registered public accounting firm for fiscal 2010. If the Stockholders fail to ratify this appointment, the Audit Committee will consider a replacement auditor if it determines such replacement is in the best interest of the Company.

Vote Required

The affirmative vote of a majority of the shares “represented and entitled to vote” will be required to approve this Proposal. Because ratification of selection of auditors is a routine matter under the rules of the New York Stock Exchange (“NYSE”), brokers who are members of the NYSE and hold their client shares of Company common stock in street name may vote those shares in respect of this Proposal No. 3 at the brokers’ discretion when they have not received timely voting instructions from their clients. Such broker discretionary votes duly cast in respect of this Proposal No. 3 will thus be counted as shares “represented and entitled to vote” on this Proposal No. 3.

Recommendation

The Audit Committee, on behalf of the Board, recommends that you vote FOR the ratification of the selection of Caturano as the Company’s Independent Registered Public Accounting Firm

PROPOSAL No. 4

OTHER MATTERS

As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

Vote Required

If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares “represented and voting” will be required to approve this Proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote on this proposal.

Recommendation

The Board recommends that you vote FOR Proposal FOUR.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position

Stephen L. Day(5)	64	Chief Executive Officer, President, Treasurer, Chairman
Jonathan A.R. Grylls(4)*	45	Vice President, Chief Operating Officer, Secretary, Director
William G. Schmidt	60	Vice President of Operations
Michael W. Bruns	53	Chief Financial Officer
David J. Powers(3)(4)*	60	Director
James F. Powers(1)(2) 5)	60	Director
Gregory F. Mulligan(1)(2)(6)	56	Director
John W. Mitchell(2)(3)(4)*	61	Director
David R. Pearce(1)(3)(6)	51	Director

*	Nominee for re-election as a Class II Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Class II Director with term expiring at 2010 Annual Meeting.

(5)	Class III Director with term expiring at 2011 Annual Meeting.

(6)	Class I Director with term expiring at 2012 Annual Meeting

Stephen L. Day has been the President, Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Dover Saddlery, Inc. since 1998. In addition, Mr. Day has various positions in Dover Saddlery subsidiaries. Mr. Day previously was the controlling member of EquiSearch.com LLC, a leading Internet equine content site. Prior to his acquisition of EquiSearch, he was the Chief Executive Officer of State Line Tack, Inc. from 1991 until the acquisition of State Line by PetSmart, Inc. He holds an MBA from Harvard University and a BS in Industrial Management from Purdue University. As an avid equestrian, he has founded two riding schools and trained many young horses to become successful show horses.

Jonathan A.R. Grylls has been our Chief Operating Officer and a member of our Board of Directors since 1998. Mr. Grylls currently serves as Vice President and Secretary. Prior to joining Dover, Mr. Grylls was Chief Operating Officer of Equestrian Products Corporation, a distributor of equestrian products, and held various other positions in MIS, sales, credit and operations at Eisers, the predecessor to Equestrian Products Corp. He previously was Vice President of Merchandising at State Line Tack, Inc. from 1992 until 1996. Mr. Grylls graduated from the University of Manchester’s Institute of Science and Technology with a BS with Joint Honors in Mathematics and Management Sciences.

Michael W. Bruns has been our Chief Financial Officer since August 2005 and joined our company as Corporate Controller in 1999. Prior to joining Dover, Mr. Bruns served as Vice President of Finance for CPS Direct, a communications marketing company from 1997 to 1999. He was Controller for Northeast Mobile Communications, a specialty retailer, from 1995 to 1997. Prior to that, he served as Director of Financial Reporting for St. Johnsbury Trucking Company and as Corporate Controller for R&S Corporation. He also was an Auditor for McGladrey Pullen & Co. Mr. Bruns holds a BA in Accounting and English from Simpson College, and is a Certified Public Accountant (CPA).

William G. Schmidt has been our Vice President of Operations since 2001. Since 2006, Mr. Schmidt has also served as President and Director of Dover Saddley, Inc (a Massachusetts corporation) d/b/a Nashoba Valley Fulfillment, a wholly-owned subsidiary of the Company. Prior to joining Dover, Mr. Schmidt held senior positions with catalog companies Duncraft, Bay Country Wood Crafts and Garden Way, and established the direct marketing division of Eastern Mountain Sports. Mr. Schmidt previously worked at State Line Tack, Inc. from 1991 to 1997 in various positions including Chief Financial Officer, Chief Operations Officer, Vice President and General Manager. He has served as President of the New England Mail Order Association and on the Board of Advisors for the National Catalog Conference and the National Catalog Operations Forum. He holds a BS in Accounting from Bentley College.

David J. Powers has served as a member of our Board of Directors since 1998. Mr. Powers co-founded Dover Saddlery in 1975 and held various positions there until 1998, including Vice President of Operations. He assumed responsibility for the development of Dover’s catalog business in 1982. Mr. Powers is a former member of the United States Equestrian Team. He holds a BA from the University of Pennsylvania. David Powers is the brother of James Powers.

James F. Powers was a founder, and President of Dover Saddlery from 1975 until 1998. Mr. Powers has served as a member of our Board of Directors since 1998. He is a former member of both the United States Equestrian Team and the 1972 U.S. Olympic Team. Mr. Powers is a current member of the USET Foundation Gold Medal Club and an active rider. He attended Babson College. James Powers is the brother of David Powers.

Gregory F. Mulligan has served as a member of our Board of Directors since 2004. Since 2002, Mr. Mulligan has served as a General Partner of BCA Mezzanine Fund, L.P., a mezzanine investing company. He is also a Partner of Bay Capital Advisors, LLC, an investment banking company. From 1996 to 2002, Mr. Mulligan worked as Managing Director at Citizens Capital, Inc., a mezzanine and equity investing company.

John W. Mitchell has served as member of our Board of Directors since November 2006. Mr. Mitchell currently serves as Vice President and General Counsel of Aavid Thermal Products, Inc. (Aavid), a leading thermal engineering company headquartered in Concord, New Hampshire. For the past 11 years, Mr. Mitchell has co-led the corporate development function at Aavid and a group of public and private Aavid affiliates, with a particular focus in corporate governance, corporate finance, investor relations, mergers and acquisitions, commercial, compliance and legal. Previously, Mr. Mitchell practiced business law as a senior partner with Sulloway & Hollis, of Concord, New Hampshire.

David R. Pearce has served as a member of our Board of Directors and Chairman of the Audit Committee since May 2009. From February 2003 to June 2009, Mr. Pearce served as a trustee and chairman of the Audit Committee for Kensington Funds, a mutual fund complex investing in real estate securities. In 2008, he was appointed chairman of the board of trustees of Kensington Funds. Mr. Pearce is the former president, CEO and CFO of Geerlings & Wade, Inc., America’s leading direct marketer of fine wine and wine accessories, and Mr. Pearce has also served as an investment banker with the Bank of Ireland and State Street Bank. He also served as COO and CFO of Weston Nurseries, Inc. from 2004 through 2007 and for Superior Cake Products in 2009 and as CFO of Tweeter Opco, LLC during 2008 and of State Line Tack, Inc. prior to its sale to Petsmart, Inc., where he also served on its board of directors. Since October 2009, Mr. Pearce has consulted for Riemer & Braunstein, a Boston law firm. Over the past six years, Mr. Pearce has provided executive management and financial turnaround services for various companies, including the following: (i) from January to November 2008, he was hired as Chief Financial Officer of Tweeter Opco, LLC in an effort to restructure Tweeter whose assets had been purchased out of bankruptcy in 2007. Tweeter Opco subsequently filed a petition under Chapter 11 of the federal bankruptcy laws in November 2008; (ii) Mr. Pearce was a director and corporate secretary of Tatleaux Antiques Holdings, Inc., when in March 2008 it filed petitions under Chapters 11 and then 7 of the federal bankruptcy laws; and (iiii) from April 2004 to December 2007, Mr. Pearce was the CFO of Weston Nurseries, Inc., and elected COO in December 2005. Weston

Nurseries filed a petition under Chapter 11 of the federal bankruptcy laws in 2004 and emerged from Chapter 11 in July 2007, while Mr. Pearce was its CFO. Mr. Pearce holds a MBA from the Haas School of Business, University of California at Berkeley and a BA from Brown University.

In 1998, Mr. Stephen Day acquired an ownership interest in Dover Saddlery (when it was still privately held), and at that time, Mr. Day, together with Mr. Jonathan Grylls, became executive officers of the Company, and since 2005, commensurate with the Company’s public offering, each of Mr. Day and Mr. Grylls has been employed by the Company pursuant to an executive employment agreement. Except as noted in the preceding sentence, none of the Directors or Executive Officers has any understanding or arrangement with the Company pursuant to which any of them was selected or served as a director or executive officer of the Company.

Class II Director David Powers is the brother of Class III Director James Powers; and each is a brother-in-law of Michele Powers, who provides strategic marketing consulting services to the Company, beneficially owns 282,444 shares (or approximately 5.4%) of the Company’s Common Stock, and is a former merchandising employee of the Company. Except as noted in the preceding sentence, none of Dover Saddlery’s Directors or Executive Officers has any family relationship with any employee of the Company or with each other.

The Company’s executive officers are elected by the Company’s directors and hold office until the first Board of Directors’ meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

The experience, qualifications, attributes and skills of each Class II Director nominee and of the other Directors are set forth below in this Proxy Statement in “Information about Nominating and Corporate Governance Committee”, under Nominations of Class II Directors for Election at 2010 Annual Meeting of Stockholders, and under Experience and Qualifications of Class I and III Directors.

BOARD OF DIRECTORS

INDEPENDENCE OF THE BOARD OF DIRECTORS — General

As required by the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors, and the members of its principal standing committees, must qualify as “independent,” as affirmatively determined by the Board of Directors, upon the findings and recommendations of the Board’s Nominating and Corporate Governance Committee (“NCGC”). The NCGC (and as appropriate the entire Board) consults with the Company’s counsel to ensure that the Committee’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. For a more detailed discussion of the Company’s “Independence” standards and the Committee’s findings, see Board and Committee Independence, and Member Qualifications and Experience under “Corporate Governance” later in this Proxy Statement.

BOARD LEADERSHIP STRUCTURE

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined and the Company does not appoint a lead independent director. The Board believes that Mr. Day’s service as both Chairman of the Board and Chief Executive Officer, or “CEO”, is in the best interest of the Company and its shareowners. Mr. Day possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes throughout the Company as it implements its retail roll-out strategy and carefully manages the balance between growth and profitability from year-to-year.

Each of the directors other than Messrs. Day and Grylls is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman/CEO directly regarding any specific feedback or issues, provide him with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman/CEO regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Although the Company believes that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy.

RISK MANAGEMENT

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board, and reviewed at each Board meeting as they relate to the Company’s strategic direction, operations and financial performance. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to this Board responsibility and activity, each of the Board’s standing committees also plays a role in the oversight of risk management. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks including liquidity and balance sheet risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. This approach to risk management and oversight is consistent with the Board’s leadership structure (see Board Leadership Structure immediately above under “Board of Directors” in this Proxy Statement), in that (i) Mr. Day, in the combined role of CEO and Board Chair, is most familiar with the risks affecting the business and is charged with regularly disclosing and updating them to the Board, and (ii) the Board’s Independent Directors (comprising a majority of the Board and the exclusive representatives on each of the Board’s three standing Committees) engage in diligent oversight of and inquiry into such risks during Committee meetings, meetings of the full Board of Directors and in candid and wide-ranging discussions and of regular Executive Sessions of the Board and its Committees.

CORPORATE GOVERNANCE

Code of Ethics and Committee Charters

The Company has adopted a Code of Business Conduct and Ethics, as required by The NASDAQ Stock Market LLC (“NASDAQ”), which applies to each of the Company’s employees, executive officers and Directors, including its principal executive officer, principal financial officer and principal accounting officer/controller. The Code of Business Conduct and Ethics is available on the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm. The Company intends to satisfy any Securities and Exchange Commission (“SEC”) disclosure requirements relating to amendments to and/or waivers of the Code of Business Conduct and Ethics by posting such information on the Company’s website identified above and/or by filing or furnishing copies thereof as exhibits to its periodic filings with the SEC.

Each of the three standing Committees (Audit; Compensation; and Nominating and Corporate Governance) of the Company’s Board of Directors has a Charter, and a copy of each Committee’s Charter is available on the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm

Board, Committee and Stockholder Meetings

During the Company’s fiscal year ended December 31, 2009 (“fiscal 2009”), the Board met or acted by unanimous consent a total of eleven (11) times. The Board currently has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, whose members are appointed by the Board for annual terms ending March 31 each year (herein, a “Board Year”; and the twelve months ending March 31, 2010 herein, “Board Year 2010” or simply “BY 2010”), coinciding with the filing with the Securities and Exchange Commission (SEC) of the Company’s Annual Report on Form 10-K for the preceding fiscal year. The Audit Committee met or acted by unanimous consent six (6) times during BY 2010. The Compensation Committee met twice during BY 2010. The Nominating and Corporate Governance Committee (NCGC) met twice during BY 2010. All incumbent directors attended at least 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he or she served.

It is the Company’s policy that all members of the Board attend the annual meeting of stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board near the same date as the annual meeting of stockholders, depending on the timing of the annual meeting of stockholders in relation to the release of the Company’s first quarter earnings and financial statements for the current fiscal year. The date of the annual meeting in 2009 was May 6, 2009. At that meeting, all directors attended the annual meeting of stockholders in person.

Board and Committee Independence, and Member Qualifications and Experience

Board of Directors.  Periodically the Nominating and Corporate Governance Committee of the Board reviews the relationships that each director has with the Company and with other parties, and reports on that review to the full Board. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determines have no relationships that would interfere with the exercise of independence in carrying out the responsibilities of a director, are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s board members are directors or executive officers (a Board member determined to be independent under such rules and based on such factors is referred to as being “Independent”) . After evaluating these factors, the Board has determined that five members of the Board who are not employees of the Company or any parent or subsidiary of the Company (each a “Non-Employee Director”, and as a group, the “Independent Directors”), comprising seventy-one percent (71%) of the whole Board, are Independent.

Audit Committee.  Under applicable NASDAQ rules, the Board is required to make certain findings about the independence, experience and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under the NASDAQ rules, the Board also considers the requirements of Section 10A(m)(3), and Rule 10A-3 and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 (such review process conducted by the Board herein the “Qualifications, Experience and Independence Review” or simply, “Independence Review”).

As a result of its Independence Review in 2009, the Board determined that, with respect to the composition of the Audit Committee for the Board, first Mr. Meagher and then Mr. Pearce, respectively (each as Chairman), and Messrs. Gregory Mulligan and James Powers, in their capacity as members of the Audit Committee of the Board, were Independent. In addition, the Board determined that both Mr. Meagher and Mr. Pearce were “Audit Committee Financial Experts” within the meaning of under Item 401 (h) of Regulation S-K and other applicable SEC rules, and that Messrs. Meagher, Pearce, James Powers and Gregory Mulligan each had the financial sophistication and other attributes required under the applicable NASDAQ rules.

In March 2010, the Board conducted its annual Qualifications, Experience and Independence Review, in connection with its Audit Committee appointments for Board Year 2011. Consistent with the recommendation of its Nominating and Corporate Governance Committee (sometimes herein, the “Nominating Committee”), the Board reviewed the qualifications, experience and independence of that committee’s nominees to serve on the Audit Committee: Messrs. David Pearce (Chair), Gregory Mulligan, and James Powers. The Board has determined that each of these Directors, in his capacity as a member of the Audit Committee of the Board, is Independent. In addition, the Board has determined that Mr. Pearce is an “Audit Committee Financial Expert” within the meaning of under Item 401 (h) of Regulation S-K and other applicable SEC rules, and that each of Messrs. Pearce, Gregory Mulligan and James Powers has the financial sophistication and other attributes required under the applicable NASDAQ rules.

For more information about this committee and its functions, see “Information Concerning the Audit Committee and Auditors” later in this Proxy Statement.

Compensation Committee.  In 2009, the Board determined that Mr. James Powers (Chairman), Mr. John Mitchell and Mr. Gregory Mulligan, in their capacity as members of the Compensation Committee of the Board, were Independent. In March 2010, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent, as proposed by the Nominating Committee to serve on the Compensation Committee for Board Year 2011: James Powers (Chair), John Mitchell, and Gregory Mulligan. For more information about this committee and its functions, see “Information About Compensation Committee” later in this Proxy Statement.

Nominating and Corporate Governance Committee.  In 2009, the Board determined that Mr. David Powers (Chairman), Mr. John Mitchell, and first Mr. William Meagher and then Mr. David Pearce, in their capacity as members of the Nominating and Corporate Governance Committee of the Board, were Independent. In March 2010, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent and appointed them to serve on the Nominating Committee for Board Year 2011: David Powers (Chair), David Pearce, and John Mitchell. For more information about this committee and its functions, see “Information About Nominating and Corporate Governance Committee” later in this Proxy Statement.

Stockholder Communications

Stockholders may communicate directly with the members of the Board or the individual chairman of standing Board committees by writing directly to those individuals care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is sent directly to an individual. Updates or additions to the Company’s policy on Stockholder Communications will be available on the Company’s website at: http://investor.shareholder.com/dovr/committees.cfm.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS

For the twelve months ending March 31, 2010, the Audit Committee was first composed of Mr. Meagher (Chairman), Mr. Gregory Mulligan and Mr. James Powers. This Committee continued through the effective date of Mr. Meagher’s resignation from the Board as of May 11, 2009. On May 22, 2009, the Directors elected Mr. David R. Pearce to serve the Board vacancy created by said resignation, and appointed Mr. Pearce to serve as chair of the Audit Committee through March 31, 2010.

The Committee reviews the internal accounting procedures of the Company and is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm, and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) under the Securities Exchange Act of 1934. These and other aspects of the Audit Committee’s responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Audit Committee Charter is available at the Company’s website at: http://investor.shareholder.com/dovr/documents.cfm.

Report of the Audit Committee

Responsibility of Audit Committee

As more fully described in its Charter, the Audit Committee is appointed by the Board to: assist the Board in the general oversight and monitoring of management’s internal controls over and its execution of the Company’s financial reporting process; arrange for the audit of the Company’s financial statements by the Company’s independent registered accounting firm and to assist in the oversight of such audit; and assist the Board in the general oversight and monitoring of the Company’s procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent registered accounting firm.

It is not the responsibility of the Audit Committee to plan or conduct the audit or to determine that the Company’s financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States (“GAAP”). Management has the primary responsibility for the preparation of the financial statements. The Company’s independent registered accounting firm is responsible for auditing those financial statements and expressing its opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and (ii) the report of the Company’s independent registered accounting firm with respect to such statements.

The 2009 Audit

In fulfilling its responsibilities, the Audit Committee met with Caturano and Company, P.C. (Caturano), the Company’s independent registered public accounting firm for fiscal 2009, to discuss the scope of Caturano’s audit of the Company’s financial statements for fiscal 2009 and the results of Caturano’s examination.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and Caturano. The Audit Committee discussed with Caturano the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended by SAS No. 89 and SAS No. 90, including a discussion of Caturano’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from Caturano the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with Caturano, as well as other matters related to Caturano’s independence from management, the Audit Committee and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited financial statements for the year ended December 31, 2009 be included in its Annual Report on Form 10-K for fiscal 2009, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

David R. Pearce (Chairman)
Gregory M. Mulligan
James F. Powers
March 23, 2010

Relationship with Auditors

Caturano is the independent registered public accounting firm that has served as the Company’s principal independent registered public accounting firm for the year ending December 31, 2009. A representative of Caturano is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

Principal Accounting Fees and Services

The aggregate fees for professional services rendered by Caturano during fiscal years ended December 31, 2008 and 2009, and by Ernst and Young, LLP for the first two fiscal quarters of 2008 and for the fiscal years ended December 31, 2007 and 2006, were as follows:

Description	2009	2008	2007	2006

Audit Fees(1) &(2)	$178,000	$186,750	$237,000	$220,000
Audit-Related Fees(3)	$—	$5,000	$—	$—
Tax Fees(4)	$—	$—	$—	$—
Unrelated Fees(5)	$—	$6,600	$—	$—

(1)	Audit Fees are fees for the audit of the Company’s annual financial statements and review of quarterly financial statements.

(2)	In respect of fiscal 2008, the Company incurred a total of $143,000 in Audit Fees to Caturano, and a total of $43,750 to EY.

(3)	Audit-Related Fees are fees in 2008 for accounting services performed by EY in connection with (A) the Company’s responses to the SEC’s comment letter on the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and (B) the transition in the Company’s independent registered accounting firm from EY to Caturano.

(4)	Tax Fees are fees for tax compliance, tax planning and tax advice.

(5)	Unrelated fees paid to Caturano for IT support and training services in 2008, prior to retention as the Company’s auditor.

As previously reported, the Audit Committee determined that provision of services by Caturano in 2008 to the Company not related to its audit of the Company’s financial statements, as described in footnote 5 to the above table (herein, “Unrelated Services”), was at all relevant times compatible with that firm’s independence.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, advice or audit services relating to internal controls, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Specific services that were not contemplated by the annual budget may also be pre-approved, on a case-by-case basis, by the Audit Committee acting as a whole, or by a designated single member of the Audit Committee provided such services are then ratified, on at least a quarterly basis, by the Audit Committee acting as a whole.

In August 2009, the Audit Committee pre-approved Caturano’s engagement and fees totaling $3000 to provide preliminary audit services relating to the Company’s Internal Controls over Financial Reporting (“ICFR”), in anticipation of the potential application of the auditor attestation requirement of Item 210.2-02(f) of SEC Regulation S-X (17 CFR 210.2-02(f)) in connection with the audit of the Company’s financial statements for fiscal year 2009.

Further pursuant to such pre-approval policies, the Audit Committee pre-approved EY’s engagement to provide quarterly review services in respect of the first two quarters of fiscal 2008. Similarly, the Audit Committee pre-approved Caturano’s engagement to provide audit and quarterly review services for the third fiscal quarter of 2008 and full year ending December 31, 2008; for the first three fiscal quarters of 2009; and for the full year ending December 31, 2009. Except as noted above with respect to the Unrelated Services, the Company did not engage Caturano to provide any advisory or other unrelated services in fiscal 2008 or fiscal 2009. At the time management retained Caturano to provide the Unrelated Services, the Audit Committee was not involved in prior review or approval, because Caturano had not been engaged as the Company’s independent registered accounting firm.

In 2007, the Audit Committee pre-approved the provision of up to $10,000 in advisory services by EY in connection with the Company’s internal controls over financial reporting, but ultimately the Company never needed or received any such services. Except as noted in the prior sentence, the Audit Committee did not engage EY to provide any unrelated services in fiscal 2007. In prior years,, the Audit Committee pre-approved 100% of such services pursuant to paragraph (c)(7)(i)(A-B) of Rule 2-01 of Regulation S-X.

INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

General

For the twelve months ending March 31, 2010, the Nominating and Corporate Governance Committee (sometimes herein, the “Nominating Committee”) was chaired by Mr. David Powers (Chairman), and also served by Directors John W. Mitchell and first by William F. Meagher, Jr., and then by David R. Pearce. Together, they carried out the Committee’s charter functions with respect to the Board’s nominees for filling the vacancy created by former Board member Mr. Meagher’s resignation in May 2009, and for election as Class II Directors and recommendations to the full Board for committee appointments for the twelve months ending March 31, 2011.

Where it retains the requisite independence under NASDAQ rules, the Committee identifies individuals qualified to become members of the Board, selects director nominees for each annual meeting of stockholders, recommends individuals to fill vacancies in the Board, develops and recommends corporate governance principles to the Board and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members, as described below. These and other aspects of the Nominating and Corporate Governance Committee’s responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available to security holders at the Company’s website at http://investor.shareholder.com/dovr/documents.cfm.

Nomination Criteria

Pursuant to its charter, the Nominating and Corporate Governance Committee is charged with reviewing the qualifications, experience and backgrounds of the directors, as well as the overall composition of the Board, and nominate candidates for election at the annual meeting of stockholders. In the case of incumbent directors whose terms of office are set to expire, this function includes review of each such director’s overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable Independence standards. Additionally, this function evaluates Board members whose terms of office are set to expire the following year, and includes seeking input from the Company’s Chief Executive Officer and Chief Financial Officer.

In selecting both incumbent and new director nominees, this function considers the diverse experiences and qualifications of each incumbent director and candidate, and their respective contribution to the Board’s overall diversity and composition. The Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Although this function has not established minimum requirements for director candidates, it will assess candidates’ strengths and weaknesses in at least the following categories: Marketing/Branding, Finance and Capital Markets, Specialty Retail, Technology, Entrepreneurship, Corporate Leadership, Diversity and Governance/Legal. The Committee will also consider such matters as a candidate’s ability to read and understand fundamental financial statements, whether a conflict or potential conflict of interest exists and the candidate’s independence from management. The Nominating and Corporate Governance Committee, or the Independent Directors of the Board acting in the Committee’s stead, may change the criteria it considers in potential director candidates from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Nominations of Class II Directors for Election at 2010 Annual Meeting of Stockholders

Since January 1, 2010, the Nominating and Corporate Governance Committee met once, to carry out its responsibilities under the committee charter and in connection with its consideration and selection of nominees for Class II Directors.

The Committee recommended to the Board, and the Board approved and nominated Messrs. Mitchell, Grylls, and David Powers, for election as Class II Directors, to serve until the Company’s 2013 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

In addition to the business experiences listed in “Directors and Executive Officers” above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class II Director nominees are set forth below:

Regarding Mr. Mitchell, the Committee considered his extensive experience as an executive officer of and governance expertise with public companies; his capabilities as a business counselor and legal advisor; and his contributions to the Company’s Board since November 2006.

Regarding Mr. David Powers, the Committee considered his first-hand familiarity with equestrian sports and activities; the experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; his in-depth knowledge of the database marketing and specialty catalog businesses; and his contributions to the Company’s Board over more than 10 years. In his capacity as Chair of the Nominating and Corporate Governance Committee since 2005, Mr. David Powers has led the search, recruitment and appointment of three of the Board’s Independent Directors (Messrs. Meagher; Mitchell, and Pearce).

Regarding Mr. Grylls, the Committee considered his expertise in database marketing; his in-depth experiences as a current senior executive officer of all aspects of the Company’s business; his expertise in equestrian markets, enabled in part by his first-hand knowledge of equestrian sports and activities; and his contributions to the Company’s Board over more than 10 years.

Experience and Qualifications of Class I and III Directors

In addition to the business experiences listed in “Directors and Executive Officers” above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class I and Class III Directors are set forth below:

Class I Director Gregory Mulligan has a strong background in investment banking and finance, having served in executive roles for public and private firms in those industries since 1996. In his capacity as a General Partner of BCA Mezzanine Fund LP, a holder of the Company’s subordinated debt and related warrants, Mr. Mulligan also provides to the Board the perspectives of the Company’s debt holders and investors generally, and regularly provides guidance to the Board on capital markets and capital structure.

Class I Director David Pearce has served as the chief executive, chief operating officer and chief financial officer of several public and private companies for more than 10 years, and has particular expertise in (a) key metrics to analyze and promote the sustainable profitable growth of specialty database marketing businesses, and (b) the provision of ’financial turn-around’ consulting and executive management services. In addition to his valuable contributions as Chair of the Audit Committee, he provides important operational and financial insights and capabilities.

Class III Director Stephen Day has led private and publicly held equestrian businesses for almost 20 years. Throughout his executive leadership, he has diligently and successfully balanced the interests of customers, investors and employees through several complete economic cycles, producing superior customer value and long-term corporate growth in three different companies, consistently demonstrating integrity, honesty, and other appropriate skills and attributes, ranging from determined entrepreneurialism; tough-minded firmness; and a fair open-minded leadership style.

Class III Director James Powers has made valuable contributions to the Board since 1999, including service since 2005 as Chair of the Compensation Committee. In such capacity, Mr. James Powers has demonstrated strong independence from and determined vigilance in dealing with management; for example, in negotiating Mr. Day’s employment contract; overseeing executive compensation; and administering the Company’s stock option plans. In addition, Mr. James Powers has: first-hand familiarity with equestrian sports and activities; experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; and in-depth knowledge of the database marketing and specialty catalog businesses.

Stockholder Recommendations and Stockholder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to The Nominating and Corporate Governance Committee, care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

Stockholders may nominate director candidates by following the procedures described under the heading “Stockholder Proposals” later in this Proxy Statement.

INFORMATION ABOUT COMPENSATION COMMITTEE

General

The Compensation Committee has a Charter (a copy of which may be found on the Company’s website (www.doversaddlery.com); is comprised of Independent Directors; and pursuant to its Charter, is charged the overall responsibility of the Board relating to executive and director compensation.

Pursuant (and subject to the more detailed provisions of) its Charter, the Compensation Committee’s authority and responsibilities include the following:

•	Assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;

•	Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, and based upon these evaluations shall set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	Review and approve on an annual basis the evaluation process and compensation structure and amounts for the Company’s named executive officers and other officers;

•	Review, operate and administer the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed.

•	Review executive officer compensation for compliance with applicable laws and regulations; and

•	Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

The Committee is not authorized to delegate these responsibilities to management or to any Director who is not Independent. The Committee may recommend either that the full Board of Directors, or that all of the Independent Directors acting as a group, in respect of one or more responsibilities or matters, act on behalf of the Committee, and/or approve, ratify, or confirm the action or recommendation of the Committee.

Narrative

In setting, implementing and monitoring company-wide and individual compensation, the Company (through its Compensation Committee, CEO and other senior management) considers the potential and actual effects of its compensation policies and practices on the Company’s risk management practices generally, and on potential or actual risk-taking incentives, behaviors or activities by employees, individually and/or together with others. The Company reviews, at least annually and periodically at other appropriate time(s), compensation policies, practices and arrangements as they relate to the Company’s risk management objectives generally, and specifically to consider whether its compensation policies, practices and arrangements, individually and in the aggregate, appropriately align employee incentives with the Company’s Board-approved business and risk management objectives.

In respect of the Company’s employment contract with its CEO, the Compensation Committee in 2005 negotiated its terms and conditions directly with the CEO.

The COO negotiated his employment contract with the CEO in 2005, subject to approval by the Compensation Committee.

As noted immediately below in the section of this Proxy Statement titled “Executive Compensation”, the Compensation Committee from time to time makes reference to certain Sector Compensation Studies in negotiating base salary and performance bonus targets for the CEO, and in considering the CEO’s recommendations of base salary and performance bonus targets for the COO and the Vice President of Operations, both in respect of the COO’s employment contract and the payment of bonuses thereunder, and in respect of the setting and payment of salary and bonuses for the Company’s VP-Operations.

None of the Compensation Committee, the CEO or any other member of Company management engaged, retained or consulted with any compensation consultant in fiscal 2008 or 2009, nor was any compensation paid to the Company’s Named Executive Officers (“NEOs”) in 2008 or 2009 based upon the recommendation of any compensation consultant.

In administration of the Company’s stock option program and the discretionary award of options thereunder, the Committee issues option awards to NEOs and other key employees based on their assessment, after consultation with the CEO and other senior management, of the continued year-to-year relative contributions of each such individual to the Company’s success.

EXECUTIVE COMPENSATION

SUMMARY OF MATERIAL FACTORS

Base Salary, Bonus and Stock Option Program

The philosophies and objectives of the Company’s compensation plan, as designed by the Chief Executive Officer and approved by the Compensation Committee, for our principal executive officer (the “PEO” or “CEO”) and our other two most highly compensated executive officers who served in such capacities during the fiscal year ended December 31, 2009 (collectively, the “Named Executive Officers” or “NEOs”) are the same as for all of our senior management: that is, competitive market-determined base salaries, combined with a performance bonus opportunity to earn in the upper quartile of total compensation as a reward for superior financial performance.

The Company applies these principles both to its employment agreements with Messrs. Day (CEO) and Grylls (COO) and its unwritten arrangement with Mr. Schmidt (VP-Operations). Copies of Messrs. Day’s and Grylls’ employment agreements may be found, respectively, as Exhibits 10.29 and 10.30 to the Company’s Registration Statement on Form S-1, as filed on August 26, 2005 with the Securities and Exchange Commission (“SEC”), as amended by Exhibits 10.34 and 10.35 to the

Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed on March 30, 2006 with the SEC.

The fixed base salary is set and maintained at market by using salary studies such as the Mercer Multi-Outlet Retailer Compensation Survey and the Hewitt Associates Catalog Industry Survey (herein, the “Sector Compensation Studies”). During fiscal 2009, effective April 1, the NEOs voluntarily offered to take, and the Compensation Committee approved, an interim 5% pay cut in their base salaries for the ensuing twelve months, as part of management’s stringent Company-wide cost-savings plan. (This interim voluntary salary reduction terminated on March 31, 2010; the Compensation Committee approved the reinstatement of the NEOs’ prior full base salaries as of April 1, 2010.)

The Company’s incentive bonus program is based on the Company’s performance against certain targets for its Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA (“A- EBITDA”), whose definition and limitations are set forth on pages 31-32 under “Results of Operations”, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 31, 2010.

In fiscal 2009, the Company achieved 92% of its Board-approved target for A-EBITDA for the year (herein, the “2009 A-EBITDA Target”). Accordingly, the Compensation Committee approved the award of bonuses to the NEOs in the following respective amounts: Mr. Day, $78,300; Mr. Grylls, $79,650; and Mr. Schmidt, $50,200. In the case of Mr. Day, his entire bonus was based on the 2009 A-EBITDA. In respect of Mr. Grylls, $55,900 of his bonus was based on the 2009 A-EBITDA, and the balance was a discretionary bonus for outstanding performance recommended by the CEO and approved by the Compensation Committee. In the case of Mr. Schmidt, $23,600 of his bonus was based on the 2009 A-EBITDA, and the balance was a discretionary bonus for his performance against agreed job metrics, as recommended by the CEO and approved by the Compensation Committee

In fiscal 2008, the Company did not pay out any bonuses to its CEO, COO or any other named executive officer.

Dover Saddlery believes that in addition to the short term focus encouraged by the incentive bonus program, senior management should also have a longer term focus. This is achieved by having all of the members of the senior management be part of the Company’s Stock Option Program.

None of the NEOs received a grant of stock options during fiscal year 2009, because the Compensation Committee suspended on an interim basis discretionary awards to the NEOs and other key employees, due to the fact that there was not a sufficient number of authorized shares reserved for issuance under the Company’s 2005 Equity Incentive Plan.

During the course of 2008, the Compensation Committee had a continuing dialogue with management in order to establish the range of total potential option grants to all Directors, Officers and key employees. In November 2008, the Compensation Committee awarded 13,220 stock options to each of the Company’s NEOs, out of a total of 151,713 stock options awarded to all Company employees. The Committee based its option awards to NEOs, relative to the awards to other employees, based on their continued year-to-year assessment of the relative contributions of respective senior management to the Company’s success. All of the 2008 NEO stock option awards were incentive stock options and vest annually in arrears at the rate of 20% each year for five years. In the case of Mr. Day, the exercise price was set at 110% of the closing market price on the date of the award, and the options are scheduled to expire on November 21, 2013. In respect of Messrs. Grylls and Schmidt, the exercise price was set at the closing market price on the date of the award, and the options are scheduled to expire on November 21, 2018.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other two Named Executive Officers for each of the Company’s last two fiscal years.

The Company did not, in respect of any of our NEOs in fiscal years 2008-09, grant any restricted stock awards or stock appreciation rights, accrue deferred compensation charges, or make any long-term incentive plan payouts

Summary Compensation Table

	For Fiscal Year End December 31, 2009
				Option	All Other
Name and		Salary	Bonus	Award	Compensation	Total
Principal Position	Year	($)(1)(2)	($)(2)	($)(3)(4)(6)	(5)	($)

Stephen L. Day(8)	2009	$336,815	$78,300	$0	$25,000	$440,115
Chief Executive Officer(7)	2008	350,000	0	13,371	25,000	388,371
Jonathan A.R. Grylls(9)	2009	240,582	79,650	0	24,795	345,027
Chief Operating Officer(7)	2008	250,000	0	13,371	24,752	288,123
William G. Schmidt	2009	179,955	50,200	0	8,378	238,533
Vice President of Operations	2008	187,000	0	10,938	10,979	208,917

(1)	Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company’s 401(k) Plan. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)	Amounts reported for each period include amounts that have been earned with respect to that period but may have been paid in a subsequent period.

(3)	All options are for the purchase of shares of Company Common Stock.

(4)	The aggregate grant date fair value (“AGDFV”) computed in accordance with FASB ASC Topic 718 , of stock options awarded to each NEO, subject to the assumptions summarized in Stock Options Plans and Stock-Based Compensation in Footnote 7 “Stockholders Equity” on pages 61-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 31, 2010, but disregarding the estimates therein of forfeitures related to service-based vesting condition. This figure represents the AGDFV value of the 13,220 stock options awarded to each NEO in 2008 in his respective capacity as executive officer.

(5)	Amounts represent premiums for individual insurance policies for life, disability, and/or long-term care coverages.

(6)	The service-based vesting conditions for options awarded to each NEO prior to 2006 were satisfied, so no forfeitures were incurred to adjust reported compensation expense.

(7)	Includes $2433 in AGDFV of non-cash shared-based compensation from 2008 awards of stock options for services as Director, computed as described, and subject to the assumptions referenced, in the above footnote 4 to this Summary Compensation Table.

(8)	For Mr. Day, his aggregate number of option awards outstanding at December 31, 2009 was 58,110, of which 9,940 are for services as Director.

(9)	For Mr. Grylls, his aggregate number of option awards outstanding at December 31, 2009 was 112,500, of which 9,940 are for services as Director.

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information regarding unexercised options for each Named Executive Officer as of the end of the Company’s 2009 fiscal year. The Company does not have any outstanding stock awards or other equity incentive plan awards to any NEO.

Outstanding Equity Awards Table

	Outstanding Equity Awards as of December 31, 2009
				Option Awards
				Equity Incentive Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised	Option
	Options (#)	Options (#)		Unearned	Exercise	Option
	Exercisable	Unexercisable		Options (#)	Price	Date
Name	-	-		-	-	-

Stephen L. Day	3,500				$10.00	11/17/15
	9,435	6,290	(1)		$8.25	10/26/11
	2,100	1,400	(2)		$7.50	10/26/16
	6,290	9,435	(1)		$4.95	11/14/12
	1,400	2.100	(2)		$4.50	11/14/17
	2,644	10,576	(1)		$1.36	11/21/13
	588	2,352	(2)		$1.24	11/21/18
Jonathan A.R. Grylls	38,665				$1.94	12/01/14
	15,725				$10.00	11/17/15
	3,500				$10.00	11/17/15
	9,435	6,290	(1)		$7.50	10/26/16
	2,100	1,400	(2)		$7.50	10/26/16
	6,290	9,435	(1)		$4.50	11/14/17
	1,400	2.100	(2)		$4.50	11/14/17
	2,644	10,576	(1)		$1.24	11/21/18
	588	2,352	(2)		$1.24	11/21/18
William G. Schmidt	10,542				$1.56	05/01/12
	15,725				$10.00	11/17/15
	9,435	6,290	(1)		$7.50	10/26/16
	6,290	9,435	(1)		$4.50	11/14/17
	2,644	10,576	(1)		$1.24	11/21/18

(1)	Incentive Stock Option awarded as Officer of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

(2)	Non-qualified Stock Option awarded for services as Director of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

OTHER COMPENSATION ARRANGEMENTS

Retirement Plans and Benefits

The Company does not maintain a pension or other retirement plan for its employees, and none of the NEOs have or are entitled to receive any benefits under any tax-qualified defined benefit plans,

supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Certain Employment and Severance Arrangements

Stephen L. Day and Jonathan A.R. Grylls each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for just cause (as defined in the agreements), the Company will make severance payments to them in an aggregate amount equal to twice the amount of their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation.

Each of those employment agreements separately provides for the following payments to the executive if the executive’s employment is terminated within two years following a change in control (as defined in the agreements) by the Company without cause (as defined in the agreements) or by the executive with good reason (as defined in the agreements): a lump sum equal to 2 times the executive’s annual base salary at the time of termination, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive. Also, if the executive’s employment is terminated within two years following a change in control by the Company without cause or by the executive for good reason, then all outstanding stock options held by the executive for the purchase of shares of the Company’s Common Stock shall immediately become exercisable in full.

The following table shows the potential payments upon termination or a change of control of the Company for the Named Executive Officers, on December 31, 2009.

Illustrative Post-Employment Payments

Executive Compensation, Payments, and Other Benefits Upon Separation Compensation and Other Benefits:	Termination without Cause or Resignation for Good Reason	Change of Control	Disability
	Continuation of Base Salary for 24 months	Lump Sum Payment	Continuation of Base Salary for up to 12 months
Stephen L. Day	$700,000(1)	$700,000	$350,000
Chief Executive Officer
Jonathan A.R. Grylls	$500,000(2)	$500,000	$250,000
Chief Operating Officer

(1)	Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $140,000.

(2)	Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $100,000.

DIRECTOR COMPENSATION

Directors’ Compensation

The Company’s Director compensation program has been in place since 2005, when the Board approved a recommendation by the Compensation Committee of the Board based on information available regarding comparable companies. Effective with the consummation of the Company’s IPO, each Non-Employee Director receives a $7,000 annual retainer, and $750 for each meeting of the Board of Directors that he or she attends. Directors who are employees of the Company are not paid any separate fees for serving as directors. The Chairman of the Audit Committee receives an additional $3,000 annual retainer.

Each new Director is granted an option to purchase 7000 shares of our common stock. Moreover, all Directors will, with respect to each fiscal year in which they serve as a Director, be granted an option to purchase 3500 shares of our common stock. All options granted to Directors have an exercise price equal to the fair market value of our common stock on the respective dates of such grants. In 2008, the Compensation Committee approved the grant and award to each Director of options to purchase 2940 shares of the Company’s common stock.

In 2009, the Compensation Committee approved the grant and award to Mr. Pearce, as a new Director, options to purchase 10,500 shares of the Company’s common stock. The Compensation Committee suspended on an interim basis annual awards to the other Directors, because there was not a sufficient number of authorized shares reserved for issuance under the Company’s 2005 Equity Incentive Plan.

In addition, all Directors have been authorized to purchase merchandise at the standard employee discount rate of cost-plus-10%.

The following table sets forth Director fees earned and the value of stock options awarded to Directors in fiscal 2009. No Director received Stock Awards, Non-equity Incentive Plan Compensation, Pension Plan Rights, Non-Qualified Deferred Compensation or other reportable compensation during 2009 or any prior year.

Director Compensation

	For Fiscal Year End December 31, 2009
	Fees Earned	Option
	or Paid in	Award ($)	All Other	Total
Name of Director(1)	Cash	(2) (3)	Compensation ($)	($)
-	-	-	-	-

William F. Meagher, Jr.	$5,151	(4)		$5,151
David R. Pearce	6,968	$17,430(3)	$0	24,398
Gregory F. Mulligan	9,628	(5)	0	9,628
John W. Mitchell	9,628	(6)	0	9,628
David J. Powers	9,628	(7)	0	9,628
James F. Powers	9,628	(8)	0	9,628

(1)	The compensation earned by Mr. Day and Mr. Grylls as Directors is included in the Summary Compensation Table of this Proxy Statement.

(2)	The grant date of the options awarded to Mr. Pearce was November 17, 2009. His 2009 awards vest on the anniversary date of the grant at the rate of 20% per year.

(3)	The aggregate grant date fair value (“AGDFV”) computed in accordance with FASB ASC Topic 718,of stock options awarded to Mr. Pearce, subject to the assumptions summarized in Stock Options Plans and Stock-Based Compensation in Footnote 7 “Stockholders Equity” on pages 61-63 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on March 31, 2010, but disregarding the estimates therein of forfeitures related to service-based vesting condition. This figure represents the AGDFV value of the 10,500 stock options awarded to Mr. Pearce in 2009.

(4)	For Mr. Meagher, his aggregate number of option awards outstanding at December 31, 2009 was 0, after his resignation from the Board and the subsequent lapsing of all options.

(5)	For Mr. Mulligan, his aggregate number of option awards outstanding at December 31, 2009 was 26,280.

(6)	For Mr. Mitchell, his aggregate number of option awards outstanding at December 31, 2009 was 16,940.

(7)	For Mr. David J. Powers, his aggregate number of option awards outstanding at December 31, 2009 was 13,440.

(8)	For Mr. James F. Powers, his aggregate number of option awards outstanding at December 31, 2009 was 13,440.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on March 8, 2010, there were issued and outstanding 5,263,975 shares of Common Stock, entitled to cast 5,263,975 votes. On April 5, 2010, the closing price of the Common Stock as reported by NASDAQ was $4.74 per share.

Principal Stockholders

The following tables set forth certain information with respect to the beneficial ownership of the Common Stock filed with the SEC as of April 5, 2010, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock issuable by the Company pursuant to options that may be exercised within 60 days after April 5, 2010, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Beneficial Ownership of Five Percent Holders of Common Stock of Dover Saddlery, Inc.

	Shares Beneficially
	Owned*
Name	Number	Percent

Austin W. Marxe and David M. Greenhouse(1)	1,026,063	19.5%
Glenhill Capital(2)	918,983	17.5%
Wellington Management(3)	691,895	13.1%
Stephen L. Day(4)	627,481	11.9%
David J. Powers(5)	301,923	5.7%
James F. Powers(6)	301,923	5.7%
Michele R. Powers(7)	282,444	5.4%

*	The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)	The Company has received a copy of joint filings on Schedule 13 D on behalf of Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), dated May 14, 2008 and filed with the SEC on May 23, 2008. Marxe and Greenhouse share sole voting and investment power over a total of 1,026,063 shares, comprised of 961,238 shares of common stock (18.5%) owned by Special Situations Fund III QP, L.P. (“SSFQP”), 1,524 shares of common stock (0.0%) owned by Special Situations Fund III, L.P (“SSF3”), and 63,301 shares of common stock (1.2%) owned by Special Situations Cayman Fund, L.P (“Cayman”). Marxe and Greenhouse are deemed to beneficially own a total of 1,026,063 shares of Common Stock, or 19.8% of the outstanding shares. The address of Marxe and Greenhouse is: c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(2)	The Company has received a copy of a report on Schedule 13D/A, with a signature dated June 14, 2007, filed with the SEC on June 20, 2007 on behalf of Glenhill Advisors, LLC, a Delaware limited liability company, Glenn J. Krevlin, a citizen of the United States, Glenhill Capital Management, LLC, a Delaware limited liability company, Glenhill Capital LP, a Delaware limited partnership, Glenhill Capital Overseas GP Ltd., a Cayman Islands exempted company, and Glenhill Capital Overseas Master Fund L.P., a Cayman Islands limited partnership. Glenhill Advisors, LLC, Glenhill Capital Management, LLC, and Glenhill Capital Overseas GP Ltd. are engaged in the business of investment management, and Glenhill Capital LP and Glenhill Capital Overseas Master Fund L.P. are engaged in the investment and trading of a variety of securities and financial instruments. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the Company and sole shareholder of Glenhill Capital Overseas GP Ltd. Glenhill Capital Overseas GP Ltd. is general partner of Glenhill Capital Overseas Master Fund L.P., a security holder of the Company. Of the 918,983 shares of common stock beneficially owned by this group: (a) 589,685 shares of common stock (11.36%) are owned by Glenhill Capital, LP; and (b) 329,298 shares of common stock (6.35%) are owned by Glenhill Capital Overseas Master Fund L.P. The address of and principal office of each of the foregoing Persons is 598 Madison Avenue, 12th Floor, New York, New York 10022. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(3)	The Company has received a copy of a report on Schedule 13G/A from Wellington Management Company, LLP, with a signature dated February 12, 2010 disclosing 571,432 shares of common stock with shared voting power and 691,895 shares of common stock with shared dispositive power. The Company further received a copy of a report on Schedule 13G, with a signature dated February 12, 2010 from Wellington Trust Company, N.A., disclosing 335,195 shares of common stock with shared voting and dispositive power The address of Wellington Management Company, LLP is: 75 State Street, Boston, MA 02109. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(4)	The Company has received a copy of a report on Form 4, with a signature dated December 17, 2009, and a report on Form 5 with a signature dated February 16, 2010, both filed by Mr. Stephen L. Day and indicating Mr. Stephen L. Day’s address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 601,524 shares of the Company’s common stock, and also includes 25,957 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company’s internal records.

(5)	The Company has received a copy of a report on Form 4, with a signature dated November 25, 2008 and a report on Form 5 with a signature dated February 13, 2009, both filed by Mr. David Powers and indicating Mr. David Powers’ address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company’s common stock, and also includes 5,600 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company’s internal records.

(6)	The Company has received a copy of a report on Form 4, with a signature dated November 25, 2008 and a report on Form 5 with a signature dated February 13, 2009, both filed by Mr. James Powers and indicating Mr. James Powers’ address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company’s common stock, and also includes 5,600 vested options to purchase shares of the Company’s common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company’s internal records.

(7)	The Company has received a copy of a report on Schedule 13G from Michele Powers, with a signature dated February 14, 2006 disclosing: 132,690 shares of the Company’s common stock owned by Michele Powers individually and also includes 19,314 vested unlapsed options to purchase of the

Company’s common stock owned by Michele Powers individually, furthermore includes shared voting power over 130,440 additional shares. 65,220 of these additional shares are owned by her husband, Richard Powers, and the remaining 65,220 shares are owned by a trust benefiting her daughter, the Carly R. Powers Trust; and indicating that Ms. Powers’ address is: 525 Great Road, Littleton, MA 01460. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company’s internal records.

Security Ownership of Management

	Shares Beneficially
	Owned*
Name	Number	Percent

Stephen L. Day(1)	627,481	11.9%
David J. Powers(2)	301,923	5.7%
James F. Powers(3)	301,923	5.7%
Jonathan A.R. Grylls(4)	220,682	4.1%
William G. Schmidt(5)	48,768	0.9%
Michael W. Bruns(6)	37,028	0.7%
Gregory F. Mulligan(7)	20,428	0.4%
John W. Mitchell(8)	8,288	0.2%
David R. Pearce(9)	500	0.0%
Executive officers and directors as a group (nine persons)	1,567,021	28.5%

*	The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)	Includes 601,524 shares of the Company’s common stock, and also includes 25,957 vested options to purchase shares of the Company’s common stock.

(2)	Includes 294,335 shares of the Company’s common stock, and also includes 7,588 vested options to purchase shares of the Company’s common stock.

(3)	Includes 294,335 shares of the Company’s common stock, and also includes 7,588 vested options to purchase shares of the Company’s common stock.

(4)	Includes 140,335 shares of the Company’s common stock, and also includes 80,347 options to purchase shares of the Company’s common stock.

(5)	Includes 4,132 shares of the Company’s common stock, and also includes 44,636 vested options to purchase shares of the Company’s common stock.

(6)	Includes 37,028 vested options to purchase shares of the Company’s common stock.

(7)	Includes 20,428 vested options to purchase shares of the Company’s common stock.

(8)	Includes 8,288 vested options to purchase shares of the Company’s common stock.

(9)	Includes 500 shares of the Company’s common stock indirectly owned

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October of 2004, the Company entered into a lease agreement with a minority stockholder. The agreement, which relates to the Plaistow, NH retail store, is a five year lease with options to extend for an additional fifteen years. For the year ended December 31, 2009 the Company expensed approximately $196,000 in connection with the lease. For the year ended December 31, 2008, the company expensed approximately $187,000 in connection with the lease. In addition, a related deposit of $18,750 is recorded as prepaid expenses and other current assets as of December 31, 2009 and 2008.

In order to expedite the efficient build-out of leasehold improvements in its new retail stores, the Company utilizes the services of a real estate development company owned by a non-executive

Company employee and minority stockholder to source construction services and retail fixtures. Total payments for the year ended December 31, 2009, consisting primarily of reimbursements for materials and outside labor, for the fit-up of one store were approximately $104,000. Reimbursements for the year ended December 31, 2008 were approximately $340,000.

On October 26, 2007, the disinterested members of the Audit Committee of the Board of Directors approved a $5.0 million subordinated debt financing facility as part of a plan to refinance the Company’s current subordinated debt with Patriot Capital. The new sub-debt facility was led by BCA Mezzanine Fund, L.P. (BCA), which participated at $2.0 million (in which Company Board member Gregory Mulligan holds a management position and indirect economic interest). The subordinated loans were consummated as of December 11, 2007. On March 27, 2009, following approval of the Board of Directors (with Mr. Mulligan abstaining), the Company amended the subordinated loan agreement to adjust various covenant levels for the fiscal year 2009, due to the on-going impact of the economic recession. In September of 2009, following the prior approval of the Board (with Mr. Mulligan abstaining) , the Company modified certain terms of the warrants and reduced the exercise price to $2.75 per share. A charge of $36,000 was recognized in conjunction with the warrant modification and is included in interest expense. Except as noted above with respect to Mr. Mulligan, there is no relationship, arrangement or understanding between the Company and any of the Subordinated Holders or any of their affiliates, other than in respect of the loan agreement establishing and setting forth the terms and conditions of this mezzanine loan agreement. In 2008 and 2009, the Company made interest payments to BCA of $492,000 and $600,000, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Director David R. Pearce filed his initial Form 3 in November 2009, but that filing was not made on a timely basis (i.e., within 10 days after his appointment as a Director). Except as noted in the preceding sentence, based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2009 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2009, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

SOLICITATION

This proxy is solicited on behalf of the Board of the Company. You are requested to sign and return your proxy card promptly.

The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the annual meeting scheduled to be held in May 2011, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to the Company’s principal executive offices at least 120 days prior to the anniversary date of mailing of this Proxy Statement. This Proxy

Statement was mailed on or about April 15, 2010, so the date by which proposals are required to be received under Rule 14a-8 will be December 16, 2010.

In addition, the By-Laws of the Company provide that for business to be properly brought before any annual meeting of stockholders by any stockholder or for the nomination by a stockholder of a candidate for election to the Board, the stockholder must give timely notice thereof in writing to the Secretary of the Company not less than 120 days before the date of the annual meeting nor more than 150 days prior to the anniversary date of mailing a Proxy Statement, where such annual meeting is to be held between March 16, 2011 and June 14, 2011 (and for annual meetings to be held at other times, for such notices to be given as prescribed by the By-Laws). If next year’s annual meeting is held between March 16, 2011 and June 14, 2011, the deadline for submission of notice will be December 16, 2010, and any proposal or nomination submitted after December 16, 2010 will be untimely. The By-Laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. Any proposals should be mailed to: Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

MISCELLANEOUS

The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

Stockholders of record on March 8, 2010 will receive a Proxy Statement and the Company’s 2009 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Michael W. Bruns, Chief Financial Officer, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

The Company’s Proxy Statement, Annual Report to Stockholders and other proxy materials are available at http://investor.shareholder.com/DOVR/investor_materials.cfm

EXHIBIT A

DOVER SADDLERY, INC.

AMENDED AND RESTATED
2005 EQUITY INCENTIVE PLAN

1.	Purpose	A-1
2.	Definitions	A-1
3.	Term of the Plan	A-4
4.	Stock Subject to the Plan	A-4
5.	Administration	A-4
6.	Authorization of Grants	A-5
7.	Specific Terms of Awards	A-5
8.	Adjustment Provisions	A-10
9.	Settlement of Awards	A-11
10.	Reservation of Stock	A-13
11.	Limitation of Rights in Stock; No Special Service Rights	A-13
12.	Unfunded Status of Plan	A-13
13.	Nonexclusivity of the Plan	A-14
14.	Termination and Amendment of the Plan	A-14
15.	Notices and Other Communications	A-14
16.	Governing law	A-14

DOVER SADDLERY, INC.

AMENDED AND RESTATED
2005 EQUITY INCENTIVE PLAN

1.	PURPOSE

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Acquisition means a merger or consolidation of the Company into another person (i.e., which merger or consolidation the Company does not survive) or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions.

2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Board means the Company’s Board of Directors.

2.7. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board does not recommend such stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means Dover Saddlery, Inc., a corporation organized under the laws of the State of Delaware.

2.11. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.12. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.13. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.14. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported. For purposes of Awards effective as of the effective date of the Company’s initial public offering, Market Value of Stock shall be the price at which the Company’s Stock is offered to the public in its initial public offering.

2.15. Nonstatutory Option means any Option that is not an Incentive Option.

2.16. Option means an option to purchase shares of Stock.

2.17. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.18. Participant means any holder of an outstanding Award under the Plan.

2.19. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee will, in the manner and within the time Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.20. Performance Goals means, for a Performance Period, the written goals established by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual.

2.21. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.22. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.23. Plan means this 2005 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.24. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.25. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.26. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.27. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.28. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29. Stock means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.30. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.31. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.32. Stockholders’ Agreement means any agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.33. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	TERM OF THE PLAN

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of adoption of the Plan by the Company’s Board and approval by its stockholders and ending on April 6, 2020. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.	STOCK SUBJECT TO THE PLAN

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 1,123,544 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, (a) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than market value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. In addition, settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.	ADMINISTRATION

The Plan shall be administered by the Committee; provided, however, that at any time, and on any one or more occasions, the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and, when so acting, shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	AUTHORIZATION OF GRANTS

6.1. Eligibility.  The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 50% of the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards.  Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

6.3. Effect of Termination of Employment, Etc.  Unless the Committee shall provide otherwise with respect to any Award, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option or SAR of the Participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.4. Non-Transferability of Awards.  Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	SPECIFIC TERMS OF AWARDS

7.1. Options.

(a) Date of Grant.  The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price.  The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period.  No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability.  An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise.  An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 15, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of

(i) shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) unless prohibited by applicable law, the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization.  An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition.  Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone.  Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price.  Stock Appreciation Rights shall have an exercise price of not less than fifty percent (50%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms.  Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, an SAR related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3.  Restricted Stock.

(a) Purchase Price.  Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates.  Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Dover Saddlery, Inc. 2005 Equity Incentive Plan and an Award Agreement entered into by the           registered owner and Dover Saddlery, Inc. Copies of such Plan and Agreement are on file in the offices of Dover Saddlery, Inc.

(c) Escrow of Shares.  The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period.  During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award.  Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4.  Restricted Stock Units.

(a) Character.  Each Restricted Stock Unit shall entitle the recipient to a share of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment.  Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5.  Performance Units.

(a) Character.  Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(b) Earning of Performance Units.  The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c) Form and Timing of Payment.  Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants.  Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose.  The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority.  All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(b) Applicability.  This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards.  Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards.  A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Maximum Award Payable.  The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

(f) Limitation on Adjustments for Certain Events.  No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8. Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	ADJUSTMENT PROVISIONS

8.1. Adjustment for Corporate Actions.  All of the share numbers set forth in the Plan reflect the capital structure of the Company as of [          , 2005]. Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Treatment in Certain Acquisitions or Change of Control.  Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition or Change of Control, any then outstanding Awards shall Accelerate to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full, the Committee may also, either in advance of an Acquisition or Change of Control or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition or Change of Control. Each outstanding Award that is assumed in connection with an Acquisition or Change of Control, or is otherwise to continue in effect subsequent to the Acquisition or Change of Control, will be appropriately adjusted, immediately after the Acquisition or Change of Control, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

8.3. Dissolution or Liquidation.  Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.5. Related Matters.  Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.	SETTLEMENT OF AWARDS

9.1. In General.  Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

9.2. Violation of Law.  Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.3. Corporate Restrictions on Rights in Stock.  Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders’ Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders’ Agreement, the provisions of the Stockholders’ Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.4. Investment Representations.  The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.5. Registration.  If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.6. Placement of Legends; Stop Orders; etc.  Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.4 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Stockholders’ Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.7. Tax Withholding.  Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.	RESERVATION OF STOCK

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.	LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

12.	UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

14.	TERMINATION AND AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. Other than as the Board may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder without the consent of the recipient of such Award.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Other than as the Committee may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no such amendment shall impair the rights of the recipient of such Award without his or her consent.

15.	NOTICES AND OTHER COMMUNICATIONS

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.	GOVERNING LAW

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

Adopted by Board of Directors: April 7, 2010
Approved by Shareholders:

DOVER SADDLERY, INC.
P.O. BOX 1100, 525 GREAT ROAD
LITTLETON, MA 01460
Proxy For Annual Meeting Of Stockholders May 5, 2010
This Proxy Is Solicited On Behalf Of
The Board Of Directors
Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.
Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Stockholders to be held May 5, 2010.
     The undersigned appoints Stephen L. Day and David R. Pearce, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Stockholders of Dover Saddlery, Inc., to be held on Wednesday, May 5, 2010, beginning at 12:30 p.m. local time, at the Downtown Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110, and any adjournment or postponements thereof with all the powers the undersigned would possess if personally present.
The shares represented by this proxy will be voted in the manner directed. Unless revoked or otherwise instructed, the shares represented by this proxy will be voted “FOR” the proposals.
PROPOSAL 1. TO ELECT AS CLASS II DIRECTORS, THE FOLLOWING NOMINEES:
01. Jonathan A.R. Grylls   02. David J. Powers  03. John W. Mitchell
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN PROPOSAL 1.

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐
For all nominees except as noted above
PROPOSAL 2.	TO APPROVE AN AMENDMENT OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN (“PLAN”) THAT WOULD INCREASE THE NUMBER OF SHARES OF COMPANY COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN AND EXTEND THE TERM OF THE PLAN.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR’ APPROVAL OF THE PLAN AMENDMENT IN PROPOSAL 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN
CONTINUED ON REVERSE

PROPOSAL 3.	TO RATIFY THE SELECTION OF CATURANO AND COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR’ RATIFICATION OF SELECTION OF THE AUDITORS IN PROPOSAL 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     PROPOSAL 4. TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.
Signature:
Signature:
Date:
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN ENCLOSED POSTAGE-PAID ENVELOPE WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.